2012 Director Election Report

December 10, 2012

Dear Stockholder:

The Federal Home Loan Bank of New York (“FHLBNY”) is pleased to announce that Mr. Jay M. Ford, Mr. Vincent Palagiano, Ms. C. Cathleen Raffaeli and Rev. Edwin C. Reed have been re–elected to serve on the Board of Directors (“Board”) of the FHLBNY. Details follow below.

1. Mr. Ford, President and CEO, Crest Savings Bank, Wildwood, NJ, was elected by the FHLBNY’s New Jersey members on December 6, 2012 to serve on the FHLBNY’s Board as a Member Director representing New Jersey for a term of office commencing on January 1, 2013. The term will run for four years, through and including December 31, 2016. Mr. Ford currently serves on the FHLBNY’s Board; his term expires on December 31, 2012.

126 FHLBNY members in New Jersey were eligible to vote in this election. Of this number, 71 members voted, representing 56% of total eligible voting participants. The total number of eligible votes that could be cast for the open New Jersey Member Directorship was 3,272,602. Mr. Ford received 1,994,953 votes.

In addition to Mr. Ford, Mr. Issa E. Stephan, President & CEO, First Financial Federal Credit Union, Wall, NJ, was on the ballot; he received 17,953 votes.

2. Mr. Palagiano, Chairman and CEO, The Dime Savings Bank of Williamsburgh, Brooklyn, NY, was elected by the FHLBNY’s New York State members on December 6, 2012 to serve on the FHLBNY’s Board as a Member Director representing New York for a term of office commencing on January 1, 2013. The term will run for four years, through and including December 31, 2016. Mr. Palagiano currently serves on the FHLBNY’s Board; his term expires on December 31, 2012.

206 FHLBNY members in New York State were eligible to vote in this election. Of this number, 87 members voted, representing 42% of total eligible voting participants. The total number of eligible votes that could be cast for the open New York Member Directorship was 5,538,722. Mr. Palagiano received 1,650,198 votes.

In addition to Mr. Palagiano, Mr. John M. Tolomer, President & CEO, The Westchester Bank, Yonkers, NY, was on the ballot; he received 783,014 votes.

3. Both candidates participating in the FHLBNY’s 2012 election of Independent Directors to the Board – Ms. Raffaeli and Rev. Reed – were elected by eligible members throughout the FHLBNY’s membership district on December 6, 2012 to serve on the FHLBNY’s Board for terms of office that commence on January 1, 2013 and which will both run for four years, expiring on December 31, 2016. Ms. Raffaeli and Rev. Reed currently serve on the FHLBNY’s Board; their terms expire on December 31, 2012. In his new term, Rev. Reed will continue to serve on the Board as a “Public Interest” Independent Director representing community interests in housing.

340 FHLBNY members were eligible to vote in this election. Of this number, 160 members voted, representing 47% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 10,249,369. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

• Ms. Raffaeli received 4,286,245 votes, representing 42% of the total number of eligible votes.

• Rev. Reed received 3,886,438 votes, representing 38% of the total number of eligible votes.

Biographical information provided by each of the four Directors elected in 2012 to serve on the Board commencing on January 1, 2013 is attached for your information.

No Member Director seats representing FHLBNY Puerto Rico & U.S. Virgin Islands members were up for election this year.

Thank you for participating in this year’s director election process. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

Alfred A. DelliBovi
President and Chief Executive Officer

BIOGRAPHICAL INFORMATION REGARDING
FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS
WITH TERMS COMMENCING JANUARY 1, 2013

JAY M. FORD

Jay M. Ford has been President and Chief Executive Officer of Bank member Crest Savings Bank, headquartered in Wildwood, New Jersey since 1993, and also serves as a director. He has worked in the financial services industry in southern New Jersey for over forty years.  Mr. Ford served as the 2003-04 chairman of the New Jersey League of Community Bankers (“New Jersey League”), and has also served as a member of the New Jersey League’s Executive and Conference Committees, Committee on Examination and Supervision, and Association Political Election Committee.  Mr. Ford served as Chairman of the Community Bank Council of the Federal Reserve Bank of Philadelphia in 1998-1999.  He also served on the board of directors of America’s Community Bankers (“ACB”) and on ACB’s Audit, Finance & Investment, and Professional Development & Education Committees.  Mr. Ford serves on the boards of the Cape Regional Medical Center Foundation and the Doo Wop Preservation League and has previously served as a director and treasurer of Habitat for Humanity, Cape May County, as Divisional Chairman of the March of Dimes for Atlantic and Cape May Counties and as a director of the Atlantic Cape Community College Foundation.  In December 2000, he was appointed by Governor Christine Todd Whitman to the New Jersey Department of Banking & Insurance Study Commission. Mr. Ford is a graduate of Marquette University with a degree in accounting and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of CPAs. Mr. Ford is a member of the Board of Directors of the FHLBNY and serves as Chair of the Board’s Audit Committee and Vice Chair of the Board’s Strategic Planning Committee.

VINCENT F. PALAGIANO

Vincent F. Palagiano has served as Chairman of the Board and CEO of FHLBNY member The Dime Savings Bank of Williamsburgh (“Dime Savings”) since 1989 and of the holding company for Dime Savings, Dime Community Bancshares, Inc. (“Dime Community”), since its formation in 1995.  He has served as a Trustee or Director of the Dime Savings since 1978.  In addition, Mr. Palagiano has served on the Board of Directors of the Boy Scouts of America, Brooklyn Division since 1999, and served on the Boards of Directors of the Institutional Investors Capital Appreciation Fund from 1996 to 2006, and The Community Bankers Association of New York from 2001 to 2005.  Mr. Palagiano joined Dime Savings in 1970 as an appraiser and has also served as President of both Dime Community and Dime Savings, and as Executive Vice President, Chief Operating Officer and Chief Lending Officer of Dime Savings.  Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies. Mr. Palagiano is a member of the Board of Directors of the FHLBNY and serves on the Board’s Compensation and Human Resources and Corporate Governance Committees.

C. CATHLEEN RAFFAELI

C. Cathleen Raffaeli has been the President and Managing Director of the Hamilton White Group, LLC since 2002. The Hamilton White Group is an investment and advisory firm dedicated to assisting companies grow their businesses, pursue new markets and acquire capital. From 2004 to 2006, she was also the President and Chief Executive Officer of the Cardean Learning Group. Additionally, she served as the President and Chief Executive Officer of Proact Technologies, Inc. from 2000 to 2002 and Consumer Financial Network from 1998 to 2000. Ms. Raffaeli also served as the Executive Director of the Commercial Card Division of Citicorp and worked in executive positions in Citicorp’s Global Transaction Services and Mortgage Banking Divisions from 1994 to 1998. She has also held senior positions at Chemical Bank and Merrill Lynch. Ms. Raffaeli served on the Board of Directors of E*Trade from 2003 through 2011 and served on the Board of American Home Financial Corporation from 1998 through 2010. She currently serves on three university and college boards. Ms. Raffaeli is a member of the Board of Directors of the FHLBNY, is the Chair of the Board’s Compensation and Human Resources Committee, and also serves on the Board’s Government and Congressional Affairs and Strategic Planning Committees.

EDWIN C. REED

Reverend Edwin C. Reed is the founder and CEO of GGT Development LLC, a company which started in May of 2009. The strategic plan of the corporation focuses on the successful implementation of housing and community development projects, including affordable housing projects, schools, and multi-purpose facilities. He has been involved in development projects totaling more than $125 million. He formerly served as Chief Executive Officer of the Greater Allen Development Corporation from July 2007 through March 2009, and previously was the Chief Financial Officer of Greater Allen AME Cathedral, located in Jamaica, Queens, New York, from 1996 to July 2007. From 1996 to 2009, Rev. Reed was responsible for building and securing financing for over $60 million of affordable, senior, and commercial development projects. At GGT Development LLC, Rev. Reed continues a focus on broad based neighborhood revitalization affordable housing projects, mixed use commercial/residential projects, and other development opportunities. In 1986, Rev. Reed served as the campaign manager for Rev. Floyd H. Flake. From 1987 to 1996, Rev. Reed served as the Congressional Chief of Staff for Congressman Flake and was involved in the legislative process and debate during the formation of FIRREA. Prior to becoming involved in public policy, Rev. Reed managed the $6 billion liquid asset portfolio for General Motors and was a financial analyst for Chevrolet, Oldsmobile, Pontiac, Cadillac, Buick and GM of Canada. Rev. Reed gained his initial financial experience as a banker at First Tennessee Bank in Memphis, Tennessee. Rev. Reed earned a Masters of Business Administration from Harvard Business School, a Bachelor of Business Administration from Memphis State University and a Masters of Divinity at Virginia Union University. He currently serves on the following organizations in the following positions: Vice Chair of Audit Committee, Board of Trustees, Hofstra University; Chairman, Jamaica Business Resource Center; Secretary/Treasurer, Outreach Project; Board Member, JP Morgan Chase Bank National Community Advisory Board; Board Member, New York Housing Conference; Board Member, Wheelchair Charities; and Board Member, African-American Real Estate Professionals of New York. Rev. Reed is a member of the Board of Directors of the FHLBNY, is the Vice Chair of the Board’s Government and Congressional Affairs and Housing Committees, and also serves on the Board’s Strategic Planning Committee.